DEFAULT WAIVER AND ELEVENTH AMENDMENT TO
SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS DEFAULT WAIVER AND ELEVENTH AMENDMENT TO SECOND AMENDED
AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 10th day of August, 2022 by and between SILICON VALLEY BANK, a California corporation (“Bank”), and OWLET BABY CARE, INC., a Delaware corporation (“Borrower”).

RECITALS

A.Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of April 22, 2020, as amended by that certain First Amendment to Second Amended and Restated Loan and Security Agreement by and between Bank and Borrower dated as of April 23, 2020, but effective as of April 22, 2020, as further amended by that certain Second Amendment to Second Amended and Restated Loan and Security Agreement by and between Bank and Borrower dated as of September 22, 2020, as further amended by that certain Default Waiver, Consent, and Third Amendment to Second Amended and Restated Loan and Security Agreement by and between Bank and Borrower dated as of March 10, 2021, as further amended by that certain Fourth Amendment to Second Amended and Restated Loan and Security Agreement by and between Bank and Borrower dated as of May 14, 2021, as further amended by that certain Fifth Amendment to Second Amended and Restated Loan and Security Agreement by and between Bank and Borrower dated as of May 25, 2021, as further amended by that certain Sixth Amendment to Second Amended and Restated Loan and Security Agreement by and between Bank and Borrower dated as of August 12, 2021, as further amended by that certain Seventh Amendment to Second Amended and Restated Loan and Security Agreement (the “Seventh Amendment”) by and between Bank and Borrower dated as of September 20, 2021, as further amended by that certain Eighth Amendment to Second Amended and Restated Loan and Security Agreement by and between Bank and Borrower dated as of November 15, 2021, as further amended by that certain Ninth Amendment to Second Amended and Restated Loan and Security Agreement by and between Bank and Borrower dated as of December 13, 2021, and as further amended by that certain Tenth Amendment to Second Amended and Restated Loan and Security Agreement by and between Bank and Borrower dated as of January 29, 2022 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower acknowledges and agrees that Borrower is currently in default under Section
8.2 of the Loan Agreement for failing to achieve aggregate Net Revenue of at least [***] for the quarterly measurement period ended on June 30, 2022 (the “June 2023 Net Revenue Covenant”), as required by Section 6.9(b) of the Loan Agreement, and such failure to comply with the June 2023 Net Revenue Covenant constitutes an Event of Default under the Loan Agreement (the “Existing Default”).

D.Borrower has requested that Bank (i) waive the Existing Default, and (ii) amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

E.Although Bank is under no obligation to do so, Bank is willing to (i) waive the Existing Default, and (ii) amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions. Capitalized terms used but not defined in this Amendment, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.

2.Waiver of Existing Default. Borrower acknowledges and agrees that unless the Existing Default is waived by Bank, such Existing Default would constitute an Event of Default under the Loan Documents. Bank hereby waives the Existing Default and waives any rights and remedies against Borrower under the Loan Documents solely with respect to the Existing Default. Bank’s agreement to waive the Existing Default shall in no way obligate Bank to make any other modifications to the Loan Agreement or to waive Borrower’s compliance with any other terms of the Loan Documents, and shall not limit or impair Bank’s right to demand strict performance of all other terms and covenants of the Loan Agreement or any of the Loan Documents as of any date. The waiver set forth above shall not be deemed or otherwise construed to constitute a waiver of any other provisions of the Loan Agreement or any of the Loan Documents in connection with any other transaction.

3.Reaffirmation of Obligations. Borrower hereby (a) ratifies, confirms, and reaffirms the Obligations and (b) acknowledges and agrees that (i) each of the Loan Documents remain in full force and effect in accordance with the original terms, except as expressly modified hereby and (ii) the Loan Agreement and the other Loan Documents shall continue to secure all Obligations as stated therein.

4.Reaffirmation of Security Interest in the Collateral. Borrower hereby acknowledges and agrees that (i) the security interests and liens in the Collateral granted by Borrower under Loan Documents shall remain in place, unimpaired by the transactions contemplated by this Amendment, and Bank’s priority with respect thereto shall not be affected hereby or thereby and (ii) the Loan Documents shall continue to secure all Obligations as set forth therein. Nothing in this Amendment is intended to impair or limit the validity, priority or extent of Bank’s security interests in and liens upon the Collateral.

5.Amendments to Loan Agreement.

5.1Section 2.2 (Revolving Line). Section 2.2(a) of the Loan Agreement is hereby amended and restated by deleting such Section in its entirety and replacing it with the following:

(a)Availability. Subject to the terms and conditions of this Agreement and to deduction of Reserves, Bank shall make Advances not exceeding the lesser of the Availability Amount and the Maximum Outstanding Advance Amount. Amounts borrowed under the Revolving Line may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.

5.2Section 2.5 (Overadvances).    Section 2.5 of the Loan Agreement is hereby amended and restated by deleting such Section in its entirety and replacing it with the following:

(a)Overadvances. If, at any time, (i) the outstanding principal amount of any Advances exceeds either (a) the lesser of the Revolving Line or (b) the Borrowing Base or (ii) the aggregate outstanding principal balance of the Advances exceeds the Maximum Outstanding Advance Amount, Borrower shall immediately pay to Bank in cash the amount of such excess (such excess, the “Overadvance”). Without limiting Borrower’s obligation to repay Bank any Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at a per annum rate equal to the rate that is otherwise applicable to Advances plus five percent (5.0%).

5.3    Section 2.7 (Fees). Section 2.7(d) of the Loan Agreement is hereby amended and restated by deleting such Section in its entirety and replacing it with the following:

(d) Unused Revolving Line Facility Fee. Payable quarterly in arrears on the last day of each calendar quarter prior to the Revolving Line Maturity Date, and on the Revolving Line Maturity Date, Borrower shall pay to Bank a fee (the “Unused Revolving Line Facility Fee”) in an amount equal to one-fifth of one percent (0.20%) per annum of the average unused portion of the Revolving Line, as determined by Bank, computed on the basis of a year with the applicable number of days as set forth in Section 2.6(d). The unused portion of the Revolving Line, for purposes of this calculation, shall be calculated on a calendar year basis and shall equal the difference between (i) the Maximum Outstanding Advance Amount, and (ii) the average for the period of the daily closing balance of the Revolving Line outstanding.

5.4    Section 5.3 (Accounts Receivable; Inventory). Section 5.3(c) of the Loan Agreement is hereby amended and restated by deleting such Section in its entirety and replacing it with the following:

(c)    For any item of Inventory consisting of Eligible Inventory in any Borrowing Base Statement, such Inventory:

(1)consists of finished goods in good, new, and salable condition, which is not perishable, returned, consigned, obsolete, not sellable, damaged, or defective, and is not comprised of any products which are in beta testing, any products for which Borrower has submitted an application for, intends to submit an application for, or is required to obtain, de novo approval from the FDA, but has not yet received such de novo approval (e.g., Babystat, Belly Band, etc.), demonstrative or custom inventory, works in progress, packaging or shipping materials, or supplies; provided, however, that with respect to the Warehouse Inventory, the Inventory only consists of either (i) finished goods (e.g., Smart Sock, Base Station, Toddler Camera, Belly Band, etc.) or (ii) refurbished units so long as such refurbished units do not constitute more than five percent (5%) of the Eligible Inventory portion of the Borrowing Base;

(2)meets all applicable governmental standards;

(3)has been manufactured in compliance with the Fair Labor Standards Act;

(4)is not subject to any Liens, except the first priority Liens granted or in favor of Bank under this Agreement or any of the other Loan Documents;

(5)is either (x) located at a warehouse premise located in the Westlake, Texas area identified by Borrower in the Perfection Certificate for which Bank has received a bailee agreement in form and substance satisfactory to Bank signed by the bailee (“Warehouse Inventory”) or (y) in transit (“In-Transit Inventory”) and insured by freight insurance (i.e., in- transit or cargo insurance) and property policies with a lender’s loss payable endorsement showing Bank as the sole lender loss payee; and

(6)with respect to (A) the Warehouse Inventory, is aged less than one hundred twenty (120) days and (B) the In-Transit Inventory, is in transit for no more than forty-five (45) days.

5.5Section 6.3 (Accounts Receivable). Section 6.3(b) of the Loan Agreement is hereby amended and restated by deleting such Section in its entirety and replacing it with the following:

(b) Disputes. Borrower shall promptly notify Bank of all disputes or claims relating to Accounts. Borrower may forgive (completely or partially), compromise, or settle any Account for less than payment in full, or agree to do any of the foregoing so long as (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and reports the same to Bank in the regular reports provided to Bank; (ii) no Event of Default has occurred and is continuing; and (iii) after taking into account all such discounts, settlements and forgiveness, the total outstanding Advances will not exceed either (i) the lesser of the Revolving Line or the Borrowing Base or (ii) the Maximum Outstanding Advance Amount.

5.6Section 6.9 (Financial Covenants). Section 6.9(a) of the Loan Agreement is hereby amended and restated by deleting such Section in its entirety and replacing it with the following:

(a)Minimum Liquidity. Liquidity (tested by Bank as of the last day of each month) of at least [***].

5.7Section 13.1 (Definitions).

(a)Section 13.1 of the Loan Agreement is hereby amended by deleting the following terms and their respective definitions in their entirety and replacing them with the following:

“Liquidity” is, on any date, (a) Borrower’s unrestricted and unencumbered cash maintained with Bank and its Affiliates, plus (b) Availability Amount, provided that for purposes of this definition, the Availability Amount shall not at any time exceed the Maximum Outstanding Advance Amount.

“Streamline Period” is, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first (1st) day of the month following the day that Borrower provides to Bank a written report that Borrower’s Liquidity, for each consecutive day in the immediately preceding month, as determined by Bank in its discretion, is equal to or greater than [***] (the “Streamline Threshold”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first (1st) day thereafter in which Borrower fails to maintain the Streamline Threshold, as determined by Bank in its discretion. Upon the termination of a Streamline Period, Borrower must maintain the Streamline Threshold each consecutive day for two (2) consecutive months as determined by Bank in its discretion, prior to entering into a subsequent Streamline Period. Borrower shall give Bank prior written notice of Borrower’s election to enter into any such Streamline Period, and each such Streamline Period shall commence on the first (1st) day of the month following the date Bank determines, in its reasonable discretion, that the Streamline Threshold has been achieved and maintained in accordance with the requirements set forth in this definition.

(b)    Section 13.1 of the Loan Agreement is hereby amended by adding the following term and its definition to Section 13.1 of the Loan Agreement in alphabetical order:

“FDA” means the United States Food and Drug Administration and any successor entity.

“Eleventh Amendment Effective Date” means August 10, 2022.

“Maximum    Outstanding    Advance    Amount”    is    [***].

5.8Compliance Certificate. The Compliance Certificate attached to the Loan Agreement as Exhibit B is hereby replaced in its entirety with the Compliance Certificate attached hereto as Exhibit B. From and after the date hereof, all references in the Loan Agreement to the Compliance Certificate shall be deemed to refer to the Compliance Certificate in the form attached hereto as Exhibit B.

6.Limitation of Waiver and Amendments.

6.1The waiver and amendments set forth in Sections 2 and 5, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

6.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

6.3In addition to those Events of Default specifically enumerated in the Loan Documents (other than the Existing Default), the failure to comply with the terms of any covenant or agreement contained herein shall constitute an Event of Default and shall entitle the Bank to exercise all rights and remedies provided to the Bank under the terms of any of the other Loan Documents as a result of the occurrence of the same.

7.Representations and Warranties.    To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

7.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) other than the Existing Default, no Event of Default has occurred and is continuing;

7.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

7.3The organizational documents of Borrower delivered to Bank on the Effective Date, in connection with the Seventh Amendment, and on July 28, 2022, as applicable, remain true,

accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

7.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

7.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

7.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

7.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

8.Release by Borrower.

8.1FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

8.2In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

8.3By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

8.4This release may be pleaded as a full and complete defense and/or as a cross- complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Amendment, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

8.5Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

(a)Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.

(b)Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

(c)The terms of this Amendment are contractual and not a mere recital.

(d)This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.

(e)Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

9.Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

10.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

11.Post-Closing Matters. Unless otherwise provided by Bank in writing, Bank shall have received, in form and substance satisfactory to Bank, within thirty (30) days after the Eleventh Amendment Effective Date, an updated Perfection Certificate of Borrower, together with duly executed signature thereto.

12.Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) an updated Perfection Certificate of Borrower, together with duly executed signature thereto, and (c) Borrower’s payment of an amendment fee in the amount of Fifty Thousand Dollars ($50,000) which is fully earned and non-refundable as of the Eleventh Amendment Effective Date.

13.Bank Expenses. Borrower shall pay all of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

14.Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

OWLET BABY CARE, INC.

By:         Name: Kurt Workman
Title: Chief Executive Officer

By:         Name: Kate Scolnick
Title: Chief Financial Officer

BANK:

SILICON VALLEY BANK

By:         Name: Jordan Rigberg
Title: Director

[Signature Page to Default Waiver and Eleventh Amendment to Second Amended and Restated Loan and Security Agreement]

EXHIBIT B

COMPLIANCE STATEMENT

TO:    SILICON VALLEY BANK    Date:     FROM:    OWLET BABY CARE INC.

Under the terms and conditions of the Second Amended and Restated Loan and Security Agreement between Borrower and Bank (as amended, restated or otherwise modified from time to time, the “Agreement”), Borrower is in complete compliance for the period ending    with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this Compliance Statement is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Statement	Monthly within 30 days of month end	Yes	No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes	No
A/R & A/P Agings; Sell Through Report; Deferred Revenue Report; General Ledger	Monthly within 30 days of month end	Yes	No
Borrowing Base Statements; A/R Ledger Aging Report	Friday of each week* / monthly within 7 days of month end; and on each Advance request	Yes	No
Inventory Report and Inventory Transaction Report	Friday of each week* /monthly within 7 days of month end;	Yes	No
Annual budget and board-approved projections	The earlier of (a) January 31 of each year or (b) 15 days after Board approval	Yes	No
Copies of Statements for [***]	Monthly within 30 days of month end	Yes	No
*when Borrower is not in Streamline Period
The following Intellectual Property not previously disclosed to Bank was registered after the Fifth Amendment Effective Date (if no registrations, state “None”)

Financial Covenants	Required	Actual	Complies

I Minimum Liquidity (tested monthly)	[***]	$	Yes No

II. Minimum Net Revenue (tested quarterly):
March 31, 2022	[***]	$	Yes No

June 30, 2022	[***]	$	Yes No
September 30, 2022	[***]	$	Yes No
December 31, 2022	[***]	$	Yes No

Streamline Period Eligibility and Performance Pricing
Liquidity	Streamline Period	Interest Rate for Advances	Applies
Liquidity > [***]	Yes	Greater of (i) Prime + 0.75% or (ii) 5.00%	Yes No
Liquidity < [***]	No	Greater of (i) Prime + 1.25% or (ii) 5.00%	Yes No

The following financial covenant analyses, streamline period eligibility analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Compliance Statement.

The following are the exceptions with respect to the statements above: (If no exceptions exist, state “No exceptions to note.”)

Schedule 1 to Compliance Statement

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern. Dated:
I.Minimum Liquidity (Section 6.9(a))

Required: ≥[***]

Actual: $

A.	Aggregate amount of unrestricted and unencumbered cash held at such time by Borrower in accounts maintained with Bank or its affiliates	$
B.	The lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base in each case not to exceed the Maximum Outstanding Advance Amount	$
C.	The outstanding principal balance of any Advances	$
D.	Availability Amount (Line B minus Line C)	$
E.	Liquidity (line A plus line D)

Is line E equal to or greater than [***] for the applicable month end?

    No, not in compliance with Section 6.9(a)    Yes, in compliance with Section 6.9(a)

II.Minimum Net Revenue (Section 6.9(b))

Required (at least the following amounts at the following times):

March 31, 2022	[***]
June 30, 2022	[***]
September 30, 2022	[***]
December 31, 2022	[***]

Actual: $

    No, not in compliance with Section 6.9(b)    Yes, in compliance with Section 6.9(b)

Streamline Period Eligibility

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

Liquidity (definition of Streamline Period in Section 13.1)

Required: ≥[***]

Actual: $

A.	Aggregate amount of unrestricted and unencumbered cash held at such time by Borrower in accounts maintained with Bank or its affiliates	$
B.	The lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base in each case not to exceed the Maximum Outstanding Advance Amount	$
C.	The outstanding principal balance of any Advances	$
D.	Availability Amount (Line B minus Line C)	$
E.	Liquidity (line A plus line D)

Is line E equal to or greater than [***]?

     No, Streamline Period is not in effect          Yes, Streamline Period is in effect